UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2018 (April 13, 2018)

FOAMIX PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

Israel	001-36621	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Holzman Street, Weizmann Science Park
Rehovot, Israel	7670402
(Address of principal executive offices)	(Zip Code)

+972-8-9316233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On April 13, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with OrbiMed Partners Master Fund Limited, an affiliate of OrbiMed Advisors (“OrbiMed”) pursuant to which the Company agreed to issue and sell, in a registered offering by the Company an aggregate of 2,940,000 shares of the Company’s Ordinary Shares, par value NIS 0.16 per share (the “Shares”) at a purchase price equivalent to $5.50 per share.

The gross proceeds from the offering were $16.17 million, before deducting expenses.

Under the terms of the Purchase Agreement, the Shares were offered pursuant to a registration statement on Form S-3 (File No. 333-224084), which was filed with the Securities and Exchange Commission on April 2, 2018 and was declared effective on April 12, 2018.

Under the terms of the Purchase Agreement, OrbiMed agreed to a customary lock-up period for sixty (60) days from the date of closing, during which time OrbiMed agreed not to sell the Shares, enter into any derivative transactions with respect to the Shares or publicly disclose the intention to do any of the foregoing, in each case without the Company’s prior written consent.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Herzog Fox & Neeman, Israeli counsel to the Registrant
10.1	Securities Purchase Agreement dated as of April 13, 2018, by and between Foamix Pharmaceuticals Ltd. and OrbiMed Partners Master Fund Limited
23.1	Consent of Herzog Fox & Neeman (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ Ilan Hadar
Ilan Hadar
Chief Financial Officer & Country Manager